                                   EXHIBIT 11

                 Statement Re: Computation of per Share Earnings
                          For the Years ended April 30,

                                                1997                1996              1995
                                              -------            ---------        ----------
PRIMARY EARNINGS PER SHARE
-------------------------
Primary
  Net earnings (loss)......................   $(4,088,000)        $ 9,118,000     $  952,000
                                              ------------        ------------    -----------
Weighted average number of common shares
  outstanding..............................     11,038,176         10,943,530      10,588,790

Add common share equivalents (determined
  using the treasury stock method)
  representing shares issuable upon
  exercise of stock options and
   warrants................................       2,671,721         2,573,762         688,644
Shares held in escrow......................        --                 (88,572)        (51,668)
                                             --------------        ------------    ------------
Weighted average number of shares used
  in cal-culation of primary earnings per
  share...................................      13,709,897         13,428,720      11,225,766
                                             --------------        ------------    ------------
Primary earnings (loss) per common
  share...................................   $      (0.30)         $     0.68      $     0.08
                                             --------------        ------------    ------------
When a loss occurs, common share
  equivalents are excluded from the
  calculation of earnings per share
  because they are antidilutive.

Primary--without common share equivalents
  Net earnings (loss)....................    $(4,088,000)          $ 9,118,000      $  952,000
                                            ---------------       -------------     -------------
Weighted average number of common shares
  outstanding............................      11,038,176           10,943,530      $ 10,588,790

Shares held in escrow....................          --                 (88,572)          (51,668)
                                            ---------------        ------------      -------------
Weighted average number of shares used
   in calculation of primary earnings
   per share without common share
   equivalent............................      11,038,176            10,854,958        10,537,122
                                           ----------------       --------------      ------------
Primary earnings (loss) per common share
  without common share equivalents.......    $     (0.37)            $     0.84      $       0.09
                                           ----------------        -------------      ------------

                                            EXHIBIT 11
                        Statement Re: Computation of per Share Earnings
                           For the Years ended April 30,


                                                1997                     1996              1995
FULLY DILUTED EARNINGS PER SHARE            -------------          ------------       -------------
---------------------------------
Fully diluted
  Net earnings (loss)....................   $(4,088,000)           $  9,118,000        $   952,000
   Net interest expense related to
   convertible debt......................         22,000                 22,000             13,000
                                            -------------          --------------     ---------------
Net earnings (loss) as adjusted..........   $(4,066,000)           $  9,140,000        $   965,000
                                            -------------          ------------       ----------------
                                            -------------          ------------       ----------------

Weighted average number of commons
  shares outstanding.....................    11,038,176              10,943,530        $ 10,588,790

Add common share equivalents (determined
  using the treasury stock methods)
  representing shares issuable upon
  exercise of stock options, warrants,
  and convertible notes payable..........     2,671,721               2,906,487           1,307,972

Assumed conversion of convertible debt...       111,111                 111,111              64,816

Shares held in escrow....................        --                    (88,572)            (51,668)
                                             -------------          ------------        -------------
Weighted average number of shares used
  in calculation of fully diluted
  earnings per share.....................     13,821,008             13,872,556          11,909,910
                                             -------------           ------------       -------------
Primary earnings (loss) per common share.    $    (0.29)             $     0.66         $      0.08
                                             -------------           ------------       -------------
When a loss occurs, common share
equivalents are excluded from the
calculation of earnings per share
because they are antidilutive.

Fully diluted--without common share
  equivalents Net earnings (loss)........    $(4,088,000)            $  9,118,000       $    952,000
                                            -------------            ------------       ------------
Weighted average number of common
  shares outstanding.....................      11,038,176              10,943,530         10,588,790

Shares held in escrow....................       --                       (88,572)           (51,668)
                                            -------------             ------------      -------------
Weighted average number of shares used in
  calculation of primary earnings per
  share without common share equivalents.       11,038,176              10,854,958        10,537,122
                                            --------------            ------------      -------------
Fully diluted earnings (loss) per
  common share without common
  share equivalents......................    $      (0.37)             $      0.84      $       0.09
                                            --------------             -----------      -------------

                                       49